As filed with the Securities and Exchange Commission on July 13, 1998.

                                                   Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  Endogen, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

         Massachusetts                                  04-2789249
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                 30 Commerce Way
                        Woburn, Massachusetts 01801-1059
               (Address of Principal Executive Offices) (Zip Code)
                      ------------------------------------
                                 1992 Stock Plan
                            (Full Title of the Plan)
                      ------------------------------------
                                 Owen A. Dempsey
                             Chief Executive Officer
                                  Endogen, Inc.
                                 30 Commerce Way
                        Woburn, Massachusetts 01801-1059
                                 (781) 937-0890
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                      ------------------------------------

                                    Copy to:
                          William J. Schnoor, Jr., Esq.
                         Testa, Hurwitz & Thibeault, LLP
                                 125 High Street
                                Boston, MA 02110
                                 (617) 248-7000

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                        Proposed Maximum     Proposed Maximum
      Title Of Securities            Amount To Be      Offering Price Per   Aggregate Offering         Amount Of
        To Be Registered              Registered              Share                Price           Registration Fee
-----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.01          20,226(1)             $4.38(1)         $ 88,589.88(1)           $ 26.14
 Common Stock, par value $.01           7,500(2)             $4.00(2)         $ 30,000.00(2)           $  8.85
 Common Stock, par value $.01          89,750(3)             $3.81(3)         $341,947.50(3)           $100.88
 Common Stock, par value $.01         114,025(4)             $3.69(4)         $420,752.25(4)           $124.13
                                     --------                                 -----------              -------
 TOTAL:                               231,501                                 $881,289.63              $260.00
                                     ========                                 ===========              =======

=======================================================================================================================

(1) All such shares are issuable upon exercise of outstanding options to purchase an aggregate of 20,226 shares at an exercise price of $4.38 per share. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and fee have been computed upon the basis of the price at which the options may be exercised.

(2) All such shares are issuable upon exercise of outstanding options to purchase an aggregate of 7,500 shares at an exercise price of $4.00 per share. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and fee have been computed upon the basis of the price at which the options may be exercised.

(3) All such shares are issuable upon exercise of outstanding options to purchase an aggregate of 89,750 shares at an exercise price of $3.81 per share. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the aggregate offering price and fee have been computed upon the basis of the price at which the options may be exercised.

(4) Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the price of $3.69 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on July 9, 1998, is set forth solely for purposes of calculating the filing fee.

         This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 33-64440 on Form S-8 as filed with the Securities and Exchange Commission (the "SEC") on June 15, 1993 and Registration Statement No. 33-77576 on Form S-8 as filed with the SEC on April 11, 1994, relating to the Endogen, Inc. 1992 Stock Plan are effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statements are hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits
         --------

           Exhibit No.      Description of Exhibits
           -----------      -----------------------

                 4.1 1992 Stock Plan of the Registrant, as amended November 6, 1997

                 4.2 Form of Non-Qualified Stock Option Agreement under the 1992 Stock Plan of the Registrant

                 4.3 Form of Incentive Stock Option Agreement under the 1992 Stock Plan of the Registrant

                 4.4        By-Laws, as amended on September 5, 1997 (filed as
                            Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended August 31, 1997 and incorporated herein by reference)

                 4.5 Restated Articles of Organization, as amended (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 1996 and incorporated herein by reference)

                 5.1        Opinion of Testa, Hurwitz & Thibeault, LLP

                23.1        Consent of PricewaterhouseCoopers LLP

                23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

                24.1 Power of Attorney (contained in Page 2 of this Registration Statement)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on June 30, 1998.


                                            ENDOGEN, INC.


                                            /s/ Owen A. Dempsey
                                            ------------------------------------
                                            Owen A. Dempsey
                                            Director and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Endogen, Inc., hereby severally constitute and appoint Owen A. Dempsey and Avery W. Catlin, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Endogen, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                                  Date
---------                                   -----                                                  ----
/s/ Owen A. Dempsey                     Director and Chief Executive Officer (Principal            June 30, 1998
------------------------------------    Executive Officer)
Owen A. Dempsey

/s/ Avery W. Catlin                     Vice President, Finance, Chief Financial Officer,          June 30, 1998
------------------------------------    Treasurer and Clerk (Principal Financial and
Avery W. Catlin                         Accounting Officer)


/s/ Wallace G. Dempsey                  Director                                                   June 30, 1998
------------------------------------
Wallace G. Dempsey

/s/ Hayden H. Harris                    Director                                                   June 30, 1998
------------------------------------
Hayden H. Harris

/s/ Wolfgang Woloszcuzuk                Director                                                   June 30, 1998
------------------------------------
Wolfgang Woloszczuk

/s/ Irwin Gruverman                     Director                                                   June 30, 1998
------------------------------------
Irwin Gruverman

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.        Description of Exhibit
-----------        ----------------------

       4.1         1992 Stock Plan of the Registrant, as amended November 6,
                   1997

       4.2 Form of Non-Qualified Stock Option Agreement under the 1992 Stock Plan of the Registrant

       4.3 Form of Incentive Stock Option Agreement under the 1992 Stock Plan of the Registrant

       4.4         By-Laws, as amended on September 5, 1997 (filed as Exhibit
                   3.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended August 31, 1997 and incorporated herein by reference)

       4.5         Restated Articles of Organization, as amended (filed as
                   Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended November 30, 1996 and incorporated herein by reference)

       5.1         Opinion of Testa, Hurwitz & Thibeault, LLP

      23.1         Consent of PricewaterhouseCoopers LLP

      23.2         Consent of Testa, Hurwitz & Thibeault, LLP (included in
                   Exhibit 5.1)

      24.1         Power of Attorney (contained in Page 2 of this Registration
                   Statement)